SUBSIDIARIES OF WILMINGTON TRUST CORPORATION
EXHIBIT 21

Jurisdiction of
Subsidiary	Incorporation
Wilmington Trust Company	Delaware
Brandywine Finance Corporation	Delaware
Brandywine Insurance Agency, Inc.	Delaware
Compton Realty Corporation	Delaware
Drew VIII, Ltd.	Delaware
Rodney Square Investors, L.P.	Delaware
Siobain VI, Ltd.	Delaware
Wilmington Brokerage Services Company	Delaware
Wilmington Trust (Cayman) Ltd.	Cayman Islands
Wilmington Trust (Channel Islands), Ltd.	Channel Islands
Wilmington Trust SP Services (New York), Inc.	Delaware
100 West Tenth Street Corporation	Delaware
Wilmington Trust SP Services, Inc.	Delaware
Special Services (Delaware), Inc.	Delaware
Wilmington Trust SP Services (Delaware), Inc.	Delaware
Wilmington Trust SP Services (Nevada), Inc.	Nevada
Wilmington Trust SP Services (South Carolina), Inc.	South Carolina
Wilmington Trust SP Services (Vermont), Inc.	Vermont
Wilmington SP Services (California), Inc.	California
WTC Camden, Inc.	Delaware
Wilmington Trust FSB	United States
Wilmington Trust Investment Management, LLC	Georgia
Wilmington Trust of Pennsylvania	Pennsylvania
WT Investments, Inc.	Delaware
Wilmington Trust Conduit Services, LLC	Delaware
Wilmington Trust Conduit Services Properties, LLC	Delaware
GTBA Holdings, Inc.	Delaware
Grant Tani Barash & Altman, LLC	Delaware
Grant, Tani, Barash & Altman Management, Inc.	Delaware
Wilmington Family Office, Inc.	Delaware
Rodney Square Management Corporation	Delaware
Wilmington Trust (U.K.) Limited	United Kingdom
SPV Advisors Limited	United Kingdom
Wilmington Trust (London) Limited	United Kingdom
Wilmington Trust SP Services (London) Limited	United Kingdom
Bedell SPV Management (Jersey) Limited	Jersey
SPV Management Limited (Shell)	United Kingdom
Wilmington Trust SP Services (Cayman) Limited	Cayman Islands
Wilmington Trust SP Services (Channel Islands) Limited	Jersey
Wilmington Trust SP Services (Dublin) Limited	Ireland
Wilmington Trust SP Services (Frankfurt) GmbH	Germany

Jurisdiction of
Subsidiary	Incorporation
Wilmington Trust CI Holdings Limited	Cayman Islands
Wilmington Trust Corporate Services (Cayman) Limited	Cayman Islands
Florence Limited	Cayman Islands
Kendall Corporation Ltd.	Cayman Islands
Sentinel Corporation	Cayman Islands
Woodridge Corporation Ltd.	Cayman Islands
Redmond Limited	Cayman Islands